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EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Form SB-2 Registration Statement of Sonus Communication Holdings, Inc (the "Corporation") of our report dated March 26, 1999, relating to the financial statements of The Park Group, Ltd. as of December 31, 1998 and to the reference to our firm in the Registration Statement.

LAZAR LEVINE & FELIX, LLP
Certified Public Accountants

New York, New York
December 3, 1999